UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 9, 2009

Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 820, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement.

On March 9, 2009, ChinaTel Group, Inc., a Nevada corporation (“Company”) filed a Form 8-K to report it had entered into an Asset Purchase Agreement with Trussnet Capital Partners (HK) Ltd., a Hong Kong limited liability company (“Trussnet HK”), which included a Promissory Note from the Company to Trussnet HK in the amount of $191,000,000 (“Note”).

On March 5, 2010, the Company and Trussnet HK entered into a First Amendment to Promissory Note (“First Amendment”) which amends and supplements the terms and conditions of the Note.  The substantive terms of the First Amendment include the following:

(i) The Company made a $2,000,000 partial payment of interest due on the Note; (ii) the remaining $13,280,000 of accrued interest is added to the principal Note balance; (iii) the interest rate on the amended principal balance is increased from 8% to 10% per annum; (iv) the maturity date of the Note is extended from March 9, 2010 to April 10, 2010 in exchange for an extension fee equal to 1% to be added to the amended principal balance of the Note; (v) the Company may request five additional thirty (30) day extensions with additional 1% extension fees to be added to the amended principal balance of the Note for each extension request Trussnet HK approves; (vi) Trussnet HK has the option to accept any or all of the amount due in the form of the Company’s Series A common stock at a price of 80% of the ten day weighted average closing price as of the extended maturity date of the Note; (vii) the Company is relieved of the obligation under the Note to apply all net proceeds of any equity or debt financing in excess of commissions and offering expenses towards repayment of the Note; and (viii) Trussnet HK waives any event of default that may have occurred prior to the effective date of the First Amendment.

A fully executed copy of the First Amendment is attached as Exhibit 99.1 to this Form 8-K.

On March 5, 2010, the Company issued a press release announcing, among other corporate events, the execution of the First Amendment as described above.  A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.2.

Item 9.01                      Exhibits.

99.1	First Amendment to Stock Purchase Agreement between ChinaTel Group, Inc. and Trussnet Capital Partners (HK) Ltd.

99.2	Press Release dated March 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: March 5, 2010	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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